UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event):  June 1, 2021

Stratus Capital Corp.
(Exact name of registrant as specified in its charter)

Delaware	000-56093	83-1161556
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

8480 East Orchard Road, Suite 110, Greenwood Village, Colorado 80111

(Address of principal executive offices, including zip code)

(720) 214-5000

Registrant’s telephone number, including area code

______________________________

(Former name or former address, if changed since last report)

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each Class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company /x/

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. /_/

Item 1.01 Entry into a Material Definitive Agreement.

Purchase Agreement

On June 1, 2021, Stratus Capital Corporation on behalf of itself, its respective heirs, executors, administrators, agents, and assignees (referred to as “Stratus”), Stratus Summit Trail, LLC, (referred to as “Summit”), the Richard and Reagan Dean Family Partnership, LLLP (referred to as “RRDFPLLLP”) and Denver Digital Hub, LLC (referred to as “DDH”) (collectively referred to herein as the “Party” or “Parties.”) entered into a Purchase Agreement (“Purchase Agreement”). The entirety of the Purchase Agreement is attached hereto as Exhibit 10.1.

RRDFPLLLP and DDH respectively own seventy-five percent (75%) and twenty-five percent (25%) of the membership interest of Summit (“Interest”) and both of these parties sold their entire Interest or a total of one hundred percent (100%) of the Interest of Summit to Stratus.

Stratus acquired the Interest owned by RRDFPLLLP and DDH of Summit of which Summit owns a total of 21 buildings lots as identified as Exhibit A to the Purchase Agreement within Grand County, town of Fraser, Colorado (“Subject Property”). Stratus agreed that the continuing engineering, architectural or entitlement improvements are to be assigned to Summit if Stratus does not fully pay the Note as per its terms and provisions.

The purchase price is equal to $60,000 per lot, or 21 lots equal to $1,260,000 adjusted for any site or infrastructure costs as agreed upon by the Parties.

Within (150) days of the execution of the Purchase Agreement, Stratus will fully pay the Note for the balance due at time of maturity. As denoted within the Deed of Trust of the Note (attached hereto as Exhibit 10.3), RRDFPLLLP and DDH will retain a security interest within the Subject Property until the Note is fully paid per its terms and provisions.

The Closing date shall be 30 days from the date of the Purchase Agreement (unless extended by mutual agreement), title will be provided free and clear with exception of debt assumption and the Note and a special warranty deed is agreed upon by the Parties. Closing of the transaction is formally pending audit, but Stratus is actively managing the project under a management agreement.

Promissory Note

Simultaneously with the execution of the Purchase Agreement, Stratus executed and issued a Promissory Note (“Note”) with personal guarantee of Peter Gonzalez, our CEO, (“Gonzalez”) to RRDFPLLLP and DDH as consideration for the Purchase Agreement. The Note is for the principal sum of One Million Two Hundred Sixty Thousand Dollars and No/100ths Dollars ($1,260,000.00), together with interest on the unpaid principal balance from the date hereof, until paid, at the rate of six percent (6%) per annum.

The entirety of the Promissory Note is attached hereto as Exhibit 10.2.

Additional Terms

The Parties also agree that as consideration for services provided within the normal course of business since 2019 or initial acquisition of the Subject Property by Summit, a development fee is due and payable to Willamette Group Trust (“WGT”) equal to $12,500 per lot or $262,500 which is excluded from proceeds due to Seller pursuant to 1(d) of the Purchase Agreement. WGT is a related party, controlled by Stratus principal Gonzalez and WGT agrees that all fees due to itself shall be waived if Stratus does not perform on the terms and provisions of the Note.

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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the disclosures under Item 1.01 of this Current Report on Form 8-K, incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.

Financial Statements

The audited financial statements of Stratus Summit Trail, LLC to be filed via an amended Form 8-K upon completion and closing of transaction.

Exhibits

The following exhibits are filed with this report on Form 8-K.

Exhibit Number	Exhibit
10.1	Purchase Agreement
10.2	Secured Promissory Note
10.3	Deed of Trust

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

STRATUS CAPITAL CORP.

By: /s/ Pedro C. Gonzalez

_____________________________

Pedro C. Gonzalez,

Title: Chief Executive Officer

Date: July 12, 2021

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